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                                                                   EXHIBIT 10.23

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into by and among JEWETT FAMILY INVESTMENTS, L.L.C., a South Dakota limited liability company ("Lessor") and JEWETT DRUG CO., a South Dakota corporation ("Lessee") for the purpose of amending that certain lease, dated July 1, 1997 (the "Lease"), by and between Lessor and Lessee respecting 807 Benson Road, Sioux Falls, South Dakota 57105 (the "Premises"), more particularly described on Exhibit A, attached hereto and incorporated herein.


         WHEREAS, Harvey C. Jewett, IV, sole stockholder of Lessee and managing member of Lessor, plans to sell all of the issued and outstanding stock in Lessee to D&K Healthcare Resources, Inc., a Delaware corporation; and

         WHEREAS, Lessee and Lessor desire to amend the Lease as per their mutual agreement respecting the same.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party hereto, the parties agree to amend the Lease as follows:

         1. Section 2(b) is hereby modified by deleting the following language from the first sentence thereof, "two (2) separate ten-year (10-year) renewal periods", and replacing it in its entirety by the following: "one (1) five-year (5-year) renewal period".

         2. The fourth sentence of the first paragraph of Section 8 is hereby deleted in its entirety and replaced by the following: "Except as otherwise provided in the hereinafter entitled paragraph 'Destruction of Premises', Tenant shall, at all times during the term hereof and at its sole cost and expense, repair any and all damage to the premises; notwithstanding the foregoing, Tenant shall have no obligation to make repairs to any structural member or major system of the premises, including without limitation the exterior walls and roofs thereof and the HVAC, plumbing or electrical systems thereof (collectively, the "Excluded Repair Items"). The obligation to repair any and all damage to Excluded Repair Items shall be the obligation of Landlord, who shall, once such obligation arises, promptly begin the repairs thereto and pursue such repairs diligently until completion."

         3.   The following shall be added to the end of the second paragraph of
Section 8: "Notwithstanding the foregoing, Tenant shall have no obligation to make repairs and/or alterations to the premises required because of violation of any governmental laws, regulations or requirements which existed on or before June 1, 1999 (the "Excluded Alteration Items"). The obligation to alter or repair any and all Excluded Alteration Items shall be the obligation of Landlord, who shall, once

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such obligation arises, promptly begin the repairs thereto and pursue such repairs diligently until completion."

          4.  The following shall be added as Section 37 of the Lease: "Landlord
hereby covenants and agrees that it will, on or before                ,        ,
begin construction of an addition to the premises (the "Addition"). The Addition shall (i) at a minimum, result in a total facility square footage, including the existing premises, of 20,000 square feet, (ii) be constructed in accordance with plans and specifications to be mutually agreed upon by the parties and (iii) be constructed with materials and workmanship equal to the existing premises. All costs and expenses associated with the construction of the Addition shall be borne by Landlord. The Landlord shall procure or caused to be procured insurance in commercially reasonable amounts to cover the risks normally associated with the construction of a like building or addition, and shall indemnify, defend and hold harmless the Tenant for any and all lost, cost and damage associated with the construction of the Addition (but not special or consequential damages), including and notwithstanding anything to contrary herein contained, mechanic's liens."

         5. For purposes of executing this Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be reexecuted in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment when executed in compliance with this paragraph.

         6. This Amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

   As modified by this instrument, the Lease remains in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of June, 1999.

                                    JEWETT FAMILY INVESTMENTS, L.L.C.

                                    By:    /s/ Harvey C. Jewett
                                           -------------------------------------
                                           Harvey C. Jewett, IV, Managing Member

                                    JEWETT DRUG CO.

                                   By:     /s/ James Erickson
                                           -------------------------------------
                                   Name:   James Erickson
                                           -------------------------------------

                                   Title:  President
                                           -------------------------------------

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                                    EXHIBIT A








Lot A of Tract 2 of Sioux Empire Development Park Two Addition to the City of Sioux Falls, Minnehaha County, South Dakota, according to the recorded plat thereof.